UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☐	Soliciting Material Pursuant to §240.14a-12
Marsh & McLennan Companies, Inc.
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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 21, 2020

Marsh & McLennan Companies, Inc. issued the following press release on April 24, 2020, which relates to its proxy statement filed on April 3, 2020 (“Proxy Statement”), and furnished to its stockholders in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, May 21, 2020.

Except as specifically revised by the information contained herein, the information in the Proxy Statement continues to apply and should be considered in voting shares.

This press release should be read in conjunction with Marsh & McLennan’s Proxy Statement.

Marsh & McLennan Companies 1166 Avenue of the Americas New York, NY 10036-2774 212 345 5000 www.mmc.com

NEWS RELEASE

Media Contact: Erick Gustafson Marsh & McLennan Companies +1 202 263 7788 erick.gustafson@mmc.com	Investor Contact: Sarah DeWitt Marsh & McLennan Companies +1 212 345 6750 sarah.dewitt@mmc.com

MARSH & McLENNAN ANNOUNCES
2020 ANNUAL MEETING OF STOCKHOLDERS WILL BE VIRTUAL ONLY

NEW YORK, April 24, 2020 - Marsh & McLennan Companies (NYSE: MMC) announced today that its 2020 Annual Meeting of Stockholders has been changed to a virtual meeting in light of public health concerns regarding the COVID-19 pandemic. Stockholders will not be able to attend the Annual Meeting in person this year. As previously announced, the Annual Meeting will be held on May 21, 2020 at 10:00 a.m., EDT.

Stockholders of record as of the close of business on March 23, 2020, are entitled to participate in the Annual Meeting, as described in the proxy materials. Stockholders may vote shares and submit questions in advance of the meeting by visiting www.proxyvote.com. On the day of the Annual Meeting, stockholders must visit www.virtualshareholdermeeting.com/MMC2020 to attend and participate in the virtual Annual Meeting, including to vote and submit questions during the meeting. Stockholders will need the 16-digit control number found on their proxy card, voting instruction form or notice they previously received to ask questions or vote.

Stockholders are encouraged to vote and submit their proxies in advance using one of the methods described in the proxy materials for the Annual Meeting. Stockholders who have sent proxies or voted do not need to take further action. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting.

About Marsh & McLennan Companies
Marsh & McLennan (NYSE: MMC) is the world's leading professional services firm in the areas of risk, strategy and people. The Company's 76,000 colleagues advise clients in over 130 countries. With annual revenue of $17 billion, Marsh & McLennan helps clients navigate an increasingly dynamic and complex environment through four market-leading businesses. Marsh advises individual and commercial clients of all sizes on insurance broking and innovative risk management solutions. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and technology-driven solutions that help organizations redefine the world of work, reshape retirement and investment outcomes, and unlock health and wellbeing for a changing workforce. Oliver Wyman serves as a critical strategic, economic and brand advisor to private sector and governmental clients. For more information, visit mmc.com, follow us on LinkedIn and Twitter @mmc_global or subscribe to BRINK.